Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-38011, 333-44354, 333-138377, 333-188302 and 333-221142, all on Form S-8 of our reports dated February 23, 2022, relating to the financial statements of Comfort Systems USA, Inc. and the effectiveness of Comfort Systems USA, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Houston, Texas

February 23, 2022